EX-4.3
Execution Copy
STARWOOD HOTELS & RESORTS WORLDWIDE, INC.,
SHERATON HOLDING CORPORATION
(formerly named ITT Corporation and ITT Destinations, Inc.)
AND
THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee
(successor to The Bank of New York and The First National Bank of Chicago)
SECOND INDENTURE SUPPLEMENT
Dated as of April 9, 2006
to
AMENDED AND RESTATED INDENTURE
Dated as of December 19, 1995
Between ITT Corporation
(formerly known as ITT Destinations, Inc.), as Issuer
and
The First National Bank of Chicago, as Trustee
as amended by
FIRST INDENTURE SUPPLEMENT
Dated as of December 31, 1998
Between ITT Corporation
(formerly known as ITT Destinations, Inc.), as Issuer
Starwood Hotels & Resorts Worldwide, Inc., as Guarantor
and
The Bank of New York
(successor to The First National Bank of Chicago), as Trustee

SECOND INDENTURE SUPPLEMENT
     SECOND INDENTURE SUPPLEMENT dated as of April 9, 2006 (this “Supplement”), among Starwood Hotels & Resorts Worldwide, Inc., a corporation duly organized and validly existing under the laws of the State of Maryland (“Starwood”), Sheraton Holding Corporation (formerly named ITT Corporation and ITT Destinations, Inc.), a corporation duly organized and validly existing under the laws of the State of Nevada (“SHC”), and The Bank of New York Trust Company, N.A. (successor to The Bank of New York and The First National Bank of Chicago), as trustee (the “Trustee”).
RECITALS OF SHC, STARWOOD AND THE TRUSTEE
     SHC and the Trustee have heretofore executed and delivered a certain Amended and Restated Indenture (the “Restated Indenture”) dated as of December 19, 1995 (as supplemented by a First Indenture Supplement executed and delivered by SHC, Starwood and the Trustee, dated as of December 31, 1998 (the “First Supplement” and, collectively with the Restated Indenture, the “Indenture”)), which provides for the issuance from time to time by the “Issuer” (as defined in the Indenture) of its debentures, notes or other evidences of indebtedness in one or more series (“Securities”, as more fully defined in the Indenture) and the unconditional guarantee by the “Guarantor” (as defined in the Indenture) of the full and punctual payment, when due, of the principal of, premium, if any, and interest on the Securities previously issued under the Indenture and outstanding on the date of the First Supplement, and the full and punctual performance within the grace period set forth in Section 6.1(d) or (e) of the Indenture, if applicable, of all other obligations of the Issuer under such Securities or under the Indenture as applicable to such Securities (the “Guarantee”).
     Prior to the effectiveness of this Supplement, SHC has issued Securities under the Indenture and, as of the date of this Supplement, the only Securities that have been issued and remain outstanding under the Indenture consist of $450,000,000 aggregate principal amount of 7 3/8% Debentures due November 15, 2015 and $150,000,000 aggregate principal amount of 7 3/4% Debentures due November 15, 2025.
     In connection with the Master Agreement and Plan of Merger dated as of November 14, 2005, as amended on March 24, 2006, among Host Marriott Corporation (“Host”), Host Marriott, L.P., Starwood, Starwood Hotels & Resorts, SHC and the other parties thereto, SHC is, in a series of transactions simultaneously with the execution of this Supplement, transferring its property and assets substantially as an entirety to Starwood.
     Article Eleven of the Indenture requires that Starwood, as a condition of the transfer to it of the property and assets of SHC as, or substantially as, an entirety, execute and deliver to the Trustee this Supplement. This Supplement amends the Indenture, pursuant to Section 10.1 thereof and Article Eleven thereof, to reflect the assumption by Starwood of the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the Securities of each series and the Coupons, if any, appertaining thereto and the performance and observance of each and every covenant and condition of the Indenture on the part of the Issuer to be performed or observed, to the same extent that the Issuer is bound and liable, and to release SHC from all its liabilities and obligations under the Indenture and under the Securities.

     All conditions, acts and proceedings required by law, by the Indenture and by the certificates of incorporation and bylaws of SHC and Starwood necessary to constitute this Supplement a legal, valid and binding agreement for the uses and purposes herein set forth in accordance with its terms have been complied with, done and performed, and the execution and delivery of this Supplement have in all respects been duly authorized.
     NOW, THEREFORE, in consideration of the foregoing and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined in the Indenture) of the Securities.
ARTICLE 1
AMENDMENTS
     SECTION 1.01. Assumption of Indenture and Securities by Starwood. Starwood hereby assumes the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the Securities of each series and the Coupons, if any, appertaining thereto and the performance and observance of each and every covenant and condition of the Indenture on the part of the Issuer to be performed or observed, to the same extent that the Issuer is bound and liable. In connection with such assumption, the following amendments are hereby made to the Indenture:
     (a) Section 1.01 of the Indenture is hereby amended to delete the definition of “Issuer” and to insert in its place the following:
“‘Issuer’ means Starwood Hotel & Resorts Worldwide, Inc., a Maryland corporation, and, subject to Article Eleven, its successors and assigns.”
     (b) Section 13.5 is hereby amended to delete “ITT CORPORATION, Attention of Corporate Secretary, 1330 Avenue of the Americas, New York, NY 10019-5490” in the first sentence thereof, and to insert in its place the following:
“Starwood Hotels & Resorts Worldwide, Inc., Attention of the General Counsel, 1111 Westchester Avenue, White Plains, NY 10604”
     SECTION 1.02. Release of SHC. SHC is hereby released from all its liabilities and obligations under the Indenture and under the Securities.
ARTICLE 2
MISCELLANEOUS
     SECTION 2.01. Effectiveness. This Supplement shall take effect as of the date hereof.

     SECTION 2.02. Indenture Ratified. Except as herein expressly provided, the Indenture is in all respects ratified and confirmed by Starwood and the Trustee and all the terms, provisions and conditions thereof are and will remain in full force and effect.
     SECTION 2.03. Execution by the Trustee. The Trustee has executed this Supplement only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee shall not be responsible for the correctness of the recitals herein contained, which shall be taken as the statements of Starwood and SHC, and the Trustee makes no representation and shall have no responsibility for, and in respect of, the validity or sufficiency of this Supplement or the execution thereof by Starwood or SHC.
     SECTION 2.04. Governing Law. This Supplement shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.
     SECTION 2.05. Execution in Counterparts. This Supplement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Indenture Supplement to be duly executed as of the day and year first above written.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

[Seal]		By:	/s/ Jeff S. Drew

Name: Jeff S. Drew
Title: Senior Vice President & Treasurer
Attest:	/s/ Michael Dojlidko

SHERATON HOLDING CORPORATION
(formerly named ITT Corporation and ITT Destinations, Inc.)

[Seal]		By:	/s/ Jared T. Finkelstein

Name: Jared T. Finkelstein
Title: Vice President & Assistant Secretary
Attest:	/s/ Seth Ruzi

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee
(successor to The Bank of New York and The First National Bank of Chicago)

		By:	/s/ Melonee Young

Name: Melonee Young
Title: Vice President

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